Exhibit 10.3(t)*

TWENTIETH AMENDMENT TO EMPLOYMENT AGREEMENT

This Twentieth Amendment to Employment Agreement is made and entered into as of October 1, 2008, by and between PriceSmart, Inc., a Delaware Corporation (“Employer”) and Robert M. Gans (“Executive”).

Recitals

A)	On September 20, 1994 an Employment Agreement was made and entered into by and between Executive and Price Enterprises, Inc.

B)	Said Employment Agreement has been assigned to Employer and amended on nineteen prior occasions;

C)	Employer and Executive now desire to further amend the Employment Agreement, as set forth hereinbelow:

Agreement

1.    Section 3.1 of the Employment Agreement, which currently provides:

3.1           Term.  The term of Executive's employment hereunder shall commence on October 17, 1994 and shall continue until October 16, 2008 unless sooner terminated or extended as hereinafter provided (the "Employment Term").

is hereby amended, to provide as follows:

3.1           Term.  The term of Executive's employment hereunder shall commence on October 17, 1994 and shall continue until October 16, 2009 unless sooner terminated or extended as hereinafter provided (the "Employment Term").

2.	All other terms of the Employment Agreement, as amended, shall remain unaltered and fully effective.

Executed in San Diego, California, as of the date first written above.

EXECUTIVE                                                                                       EMPLOYER
 PRICESMART, INC.

Robert M. Gans                                                                                  By:           /s/ Robert E. Price

__/s/ Robert M. Gans__________                                                 Name:     Robert E. Price

 Its:            Chief Executive Officer